UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2010

AFFINITY GOLD CORP.
(Exact name of registrant as specified in its charter)

Commission File Number 333-142890

Nevada	26-4152475
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

7950 Main Street, Suite 217
Maple Grove, MN  55369
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code:  763-424-4754

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

We have received an OTCBB Ineligibility Notification from the Financial Industry Regulatory Authority (“FINRA”) on May 26, 2010.  The Notification states that, pursuant to NASD Rule 6530(e), our securities will be removed from quotation on the OTCBB for a period of one year at the open of business of June 4, 2010 because we have been delinquent in our reporting obligations three times in the past 24 months.

Item 3.02  Unregistered Sale of Equity Securities

On March 31, 2010, we issued 245,000 shares of our common stock to one individual due to the closing of a private placement at $1.00 per share for total gross proceeds of $245,000.  We believe that the issuance is exempt from registration under Regulation S promulgated under the Securities Act as the securities were issued to the individual through an offshore transaction which was negotiated and consummated outside of the United States.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 24, 2010, our Board of Directors approved and granted in aggregate 1,000,000 stock options to certain of our directors and officers having an exercise price of $0.60 per share and an expiry date of five years from the date of grant.  These stock options have vesting provisions of 50% on the date of grant and 10% on the last day of each month thereafter beginning on April 30, 2010.

The following table below sets forth the stock options awarded to certain of our directors and officers on March 24, 2010:

Name	Number of Stock Options
Johnny Lian Tian Yong (Director)	600,000
Corey Sandberg (Secretary, Treasurer & Director)	400,000

In addition, on March 24, 2010, our Board of Directors approved the payment of a bonus award of $250,000 to Antonio Rotundo and $200,000 to Corey Sandberg for their contributions to the Company over 2009, however, the form of payment was still under discussion and was to be determined at a later date.  On May 28, 2010, our board of directors determined that since we do not have adequate cash reserves to pay these bonus amounts at this time, the cash bonuses will carry restrictions and conversion provisions whereby protecting our cash position and future capital requirements for the current and subsequent years as follows: (i) cash payments against granted cash bonuses will become eligible only after six (6) months after the granting date of the bonus; (ii) the sum of all cash bonuses paid by us cannot exceed a total of 10% of our overall cash position at that time; and, that the payment cannot be in excess of 5% of the following year’s capital requirements; (iii) the bonuses carry a conversion provision allowing the grantee to convert, at his or her sole discretion, all or part of the granted cash bonus into warrants at a value of $0.005 per warrant with each warrant having an exercise price equal to our previous day’s trading closing price and having an expiry date of five years from the date of issuance of the warrants.  If converted in part, the remaining cash bonuses may be used to apply towards the exercise price of the warrants to receive the shares of common stock underlying the warrants; (iv) the conversion provision is immediately available to the grantees, and if and when utilized, warrants would be issued by us to the appropriate person; and (v) we will take all action reasonably necessary to at all times have authorized, and reserved for the purpose of issuance, that number of shares of common stock equal to the number of shares of common stock into which the warrants may be exercisable.

On June 4, 2010, Mr. Paul Antoniazzi resigned as our Chief Executive Officer and a Director in order to pursue other business interests, which resignation became effective immediately without any disagreement with us on any matter relating to our operations, policies or practices.

In addition, on June 16, 2010, Mr. Antonio Rotundo resigned as our President.  On June 16, 2010, our board of directors accepted the resignation of Mr. Antonio Rotundo and at the same time appointed Mr. Corey Sandberg as our President and Interim Chief Executive Officer effective immediately.

Corey J. Sandberg is 35 years old and has just under fifteen years of professional experience in both corporate and small business environments.  From 2006 to present, Mr. Sandberg has been an independent consultant where he has lead business startup, organizational management and operational improvement initiatives, both strategic and tactical, for public and private companies alike.  Prior to becoming an independent consultant in 2006, Mr. Sandberg spent just under seven years at American Express Financial Advisors, a subsidiary of American Express, (later spun-off to become Ameriprise Financial, Inc.).  While at American Express, Mr. Sandberg held both management and leadership positions in predominantly entrepreneurial environments receiving recognition for challenging the status quo, taking risks and successfully implementing new ideas that helped with cost savings and revenue generation.  During the last few years before leaving American Express in late 2005, Mr. Sandberg served in Project Manager and Vendor Relationship Manager positions.  In addition, Mr. Sandberg held the FINRA Series 63, 7 and 24 Securities Licenses required for management and leadership positions within American Express. Mr. Sandberg is a graduate of the University of Minnesota, Twin Cities with a Bachelor of Arts degree in Japanese Language & Culture.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Also on March 24, 2010, our Board of Directors approved the creation of 100,000 Series “A” Preferred Shares, which shall have the following special rights and restrictions:

1.
Dividend Rate.   The holders of the shares of Series “A” Preferred Stock shall not be entitled to participate in dividends and no such dividend shall be paid, or cumulate, with respect to the shares of Series “A” Preferred Stock.

2.
Voting Rights.   Each holder of record of the shares of Series “A” Preferred Stock shall be entitled to one thousand (1,000) votes for each share of Series “A” Preferred Stock standing in his name in the books of the Company and shall be entitled to vote such shares at all meetings of the Company including meetings of the Company’s Common Stock shareholders.

3.
No Liquidation Preference.   In the event of any liquidation, dissolution, or winding up of the affairs of the Company, whether voluntarily or involuntarily, the holders of the Series “A” Preferred Stock shall not be entitled to receive any distribution by reason of their ownership thereof.

Our Board of Directors decided to create such Series “A” Preferred Shares because it believes that our future value and the value to our shareholders lies in the properties, mineral rights and mining concessions we own, which may become the target of a takeover, whether hostile or friendly, by larger mineral development companies.  Therefore, our Board of Directors have determined that Antonio Rotundo, our then President, CFO and a director, is the best person to evaluate offers and determine whether a particular takeover offer or asset purchase offer would be the best offer for us.  Therefore, our Board of Directors has authorized the creation of the above mentioned 100,000 Series “A” Preferred Shares and authorized the issuance of such to Antonio Rotundo so that he is able to remain in control of management and have control of such determinations.

In addition, our Board of Directors authorized the filing of a Certificate of Designation to be filed with the Secretary of State of Nevada with respect to the creation of the 100,000 Series “A” Preferred Shares.  As of the date of the filing of this Form 8-K, we have not yet filed the Certificate of Designation with the Secretary of State of Nevada or issued any Preferred Stock to Antonio Rotundo.

Item 8.01  Other Events

On April 1, 2010, we entered into a Professional Services Agreement with LarsonAllen LLP of 809 Meander Court, Medina, MN  55340 (“LarsonAllen”), whereby LarsonAllen will among other terms and conditions provide the following services to us:

Outsourced CFO and Controller Services
•	compile monthly financial statements
•	draft Form 10-Q and 10-K for the various quarter end SEC filings
•	provide periodic financial and management reports, as requested
•	prepare and/or review various monthly and quarterly account reconciliations

Other Services
•	manage audit prep process
•	prepare information for tax filings, as requested
•	process and procedure (including consolidation) evaluation and recommendation (SOX 404 work will be completed under a separate engagement letter)
•	assist management in establishing key performance indicators.

Other advisory services specifically requested by authorized Affinity Gold personnel.

Under the Professional Services Agreement, the fees for providing such services will be billed to us as follows:

Controller services performed by senior level person	$85 per hour
CFO and Controller services performed by Bryan Hamilton	$125 per hour
CFO services performed by Don Frank	$200 per hour

In addition to the hourly service fee, any out of pocket expenses such as out of town travel, meals and lodging will be billed to us at cost.

The foregoing description of the Professional Services Agreement does not purport to be complete and is qualified in its entirety by reference to the Professional Services Agreement, which is attached hereto as Exhibit 99.1, and which is incorporated herein by reference.

Pursuant to Form 8-K, General Instructions F, registrant hereby incorporates by reference the press releases attached hereto as Exhibit 99.2, 99.3, 99.4, 99.5 and 99.6.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

99.1	Professional Services Agreement among LarsonAllen LLP and Affinity Gold Corp., dated April 1, 2010.

99.2	News release dated February 26, 2010

99.3	News release date March 9, 2010

99.4	News release dated May 26, 2010

99.5	News release dated June 4, 2010

99.6	News release dated June 17, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 17, 2010
AFFINITY GOLD CORP.

By:	/s/ Corey Sandberg
Name:	Corey Sandberg
Title:	President and Director